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                                                                     Exhibit 2.1
                                MERGER AGREEMENT

         This Merger Agreement (the "MERGER AGREEMENT") is entered into as of ________ __, 2000 by and among Monolithic System Technology, Inc., a California corporation ("MOSYS CALIFORNIA"), and Monolithic System Technology, Inc., a Delaware corporation and a wholly-owned subsidiary of MoSys California ("MOSYS DELAWARE" and, together with MoSys California, the "PARTIES").

                                    RECITALS

         MoSys Delaware is a newly incorporated corporation, without business or substantial assets or liabilities, formed and organized for the purpose of acting as the surviving corporation of the merger of MoSys California into MoSys Delaware (the "MERGER"). The purpose of the Merger is to reincorporate MoSys California as a Delaware corporation, and the Merger is intended to qualify as a mere change in identity, form, or place of organization under section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

         NOW, THEREFORE, the parties do hereby agree as follows:

                                    ARTICLE I

                          THE CONSTITUENT CORPORATIONS

         1.1 MOSYS DELAWARE. MoSys Delaware is incorporated under the laws of the State of Delaware and will be the surviving corporation in the Merger. MoSys Delaware is authorized to issue an aggregate of 120,000,000 shares of Common Stock, $0.01 par value per share ("MOSYS DELAWARE COMMON STOCK"), and 20,000,000 shares of Preferred Stock, $0.01 par value per share, of which 500,000 shares are designated Series A Preferred Stock, 1,000,000 shares are designated Series B Preferred Stock, 1,010,000 shares are designated Series C Preferred Stock, 300,000 shares are designated Series D Preferred Stock, 264,487 shares are designated Series E Preferred Stock, 1,224,487 shares are designated Series F Preferred Stock, 290,000 shares are designated Series F-1 Preferred Stock, 1,343,433 shares are designated Series G Preferred Stock, and 650,000 shares are designated Series H Preferred Stock (collectively, with the Series A through Series G Preferred Stock, the "MOSYS DELAWARE PREFERRED STOCK").

         1.2 MOSYS CALIFORNIA. MoSys California is incorporated under the laws of the State of California and will be the disappearing corporation in the Merger. MoSys California is authorized to issue an aggregate of 30,000,000 shares of Common Stock, no par value ("MOSYS CALIFORNIA COMMON STOCK"), of which 9,839,035 shares are outstanding as of the date of this Agreement; and 9,500,000 shares of Preferred Stock, no par value, of which 500,000 shares are designated Series A Preferred Stock, of which 500,000 shares are outstanding as of the date of this Agreement; 1,000,000 shares are designated Series B Preferred Stock, of which 1,000,000 shares are outstanding as of the date of this Agreement; 1,010,000 shares are designated Series C Preferred Stock, of which 1,010,000 shares are outstanding as of the date of this Agreement;

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300,000 shares are designated Series D Preferred Stock, of which 300,000 shares are outstanding as of the date of this Agreement; 264,487 shares are designated Series E Preferred Stock, of which 264,487 shares are outstanding as of the date of this Agreement; 1,224,487 shares are designated Series F Preferred Stock, of which 1,224,487 shares are outstanding as of the date of this Agreement; 290,000 shares are designated Series F-1 Preferred Stock, of which 290,000 shares are outstanding as of the date of this Agreement; 1,343,433 shares are designated Series G Preferred Stock, of which 1,343,433 shares are outstanding as of the date of this Agreement; and 650,000 shares are designated Series H Preferred Stock, of which 650,000 shares are outstanding as of the date of this Agreement (collectively, with the Series A through Series G Preferred Stock, the "MOSYS CALIFORNIA PREFERRED STOCK").

                                   ARTICLE II

                                   THE MERGER

         2.1 CONDITIONS TO CLOSING OF THE MERGER. Completion and effectiveness of the Merger shall not occur unless and until all of the following conditions have been met:

         (a) All necessary approvals of the Merger by shareholders of MoSys California and the stockholder of MoSys Delaware shall have been obtained.

         (b) MoSys California shall be and remain in good standing in the State of California, and MoSys Delaware shall be and remain in good standing in the State of Delaware.

         2.2 CLOSING OF MERGER. As soon as all conditions to the Merger have been satisfied, this Merger Agreement, along with certificates meeting the requirements of the California General Corporation Law and the Delaware General Corporation Law, shall be filed with the Secretary of State of California and the Secretary of State of Delaware. At the time such filings are both effected, or, if later, at the date specified pursuant to Section 103(d) of the Delaware General Corporation Law, the Merger shall become effective ("EFFECTIVE TIME").

         2.3 EFFECT OF MERGER.

                  (a) At the Effective Time, MoSys California shall be merged into MoSys Delaware and the separate corporate existence of MoSys California shall thereupon cease. MoSys Delaware shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and the separate corporate existence of MoSys Delaware, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

                  (b) MoSys Delaware, as the Surviving Corporation, shall succeed to all of the rights, privileges, powers, immunities and franchises of MoSys California, all of the properties and assets of MoSys California and all of the debts, choses in action and other interests due or belonging to MoSys California and shall be subject to, and responsible for, all of the debts, liabilities and obligations of MoSys California with the effect set forth in the California General Corporation Law and the Delaware General Corporation Law, as applicable.


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                                   ARTICLE III

                     CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

         3.1 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of MoSys Delaware, as the Surviving Corporation, shall continue in the form in effect immediately prior to the Effective Time.

         3.2 BYLAWS. At the Effective Time, the Bylaws of MoSys Delaware, as the Surviving Corporation, shall continue in the form in effect immediately prior to the Effective Time.

                                   ARTICLE IV

           MANNER AND BASIS OF CONVERTING CAPITAL STOCK AND SECURITIES

         4.1 CONVERSION OF STOCK AND OPTIONS.  At the Effective Time:

                  (a) Each share of MoSys California Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Common Stock.

                  (b) Each share of MoSys California Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series A Preferred Stock.

                  (c) Each share of MoSys California Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series B Preferred Stock.

                  (d) Each share of MoSys California Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series C Preferred Stock.

                  (e) Each share of MoSys California Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series D Preferred Stock.


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                  (f) Each share of MoSys California Series E Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series E Preferred Stock.

                  (g) Each share of MoSys California Series F Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series F Preferred Stock.

                  (h) Each share of MoSys California Series F-1 Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series F-1 Preferred Stock.

                  (i) Each share of MoSys California Series G Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series G Preferred Stock.

                  (j) Each share of MoSys California Series H Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the constituent corporations, the holder of such share, or any other person, be converted into and exchanged for one fully paid and nonassessable share of MoSys Delaware Series H Preferred Stock.

                  (k) MoSys Delaware, as the Surviving Corporation, shall assume the stock option plans (including the 1996 Stock Plan and the 1992 Stock Option
Plan) and all other employee benefit plans of MoSys California. Each outstanding and unexercised option or warrant to purchase shares of MoSys California Common Stock shall become an option or warrant to purchase MoSys Delaware Common Stock on the basis of one (1) share of MoSys Delaware Common Stock for each share of MoSys California Common Stock issuable pursuant to any such option or warrant on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such MoSys California option or warrant at the Effective Time. A number of shares of MoSys Delaware Common Stock shall be reserved for issuance upon the exercise of options and warrants equal to the number of shares of MoSys California Common Stock so reserved immediately prior to the Effective Time. Each share of MoSys California Common Stock that is reserved but unissued under the 1996 Stock Plan and the 1992 Stock Option Plan shall be canceled.

                  (l) Each share of MoSys Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by


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MoSys Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         4.2 EXCHANGE CERTIFICATES. (a) After the Effective Time, each holder of an outstanding certificate representing shares of MoSys California Common Stock or MoSys California Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of MoSys Delaware Common Stock or MoSys Delaware Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of MoSys California Common Stock or MoSys California Preferred Stock shall be deemed for all purposes to represent the number of shares of MoSys Delaware Common Stock or MoSys Delaware Preferred Stock, as the case may be, into which the shares of MoSys California Common Stock or MoSys California Preferred Stock were converted in the Merger.

         (b) The registered owner on the books and records of MoSys Delaware or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to MoSys Delaware or the Exchange Agent, have and be entitled to exercise all voting and other rights with respect to and to receive dividends and other distributions upon the shares of MoSys Delaware Common Stock or MoSys Delaware Preferred Stock, as the case may be, represented by such outstanding certificate as provided above.

         (c) Each certificate representing MoSys Delaware Common Stock or MoSys Delaware Preferred Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of MoSys California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of MoSys Delaware in compliance with applicable laws, or other such additional legends as are agreed upon by the holder and MoSys Delaware.

         (d) If any certificate for shares of MoSys Delaware Common Stock or MoSys Delaware Preferred Stock is to be issued to a person or entity ("PERSON") other than the Person in whose name the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws, and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of MoSys Delaware that such tax has been paid or is not payable.

         (e) If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by MoSys Delaware, the posting by such Person of a bond in such reasonable amount as MoSys Delaware may direct as indemnity against any claim that may be made against it with


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respect to such certificate, MoSys Delaware will cause a new certificate to be issued in exchange for such lost, stolen or destroyed certificate.

                                    ARTICLE V

                            TERMINATION AND AMENDMENT

         5.1 TERMINATION. This Merger Agreement may be terminated by either party at any time prior to the Effective Time.

         5.2 AMENDMENT. This Merger Agreement may be amended by the Parties at any time before or after approval hereof by the shareholders of MoSys California and MoSys Delaware, but, after any such approval, no amendment which by law requires the further approval of the shareholders of any of MoSys California and/or MoSys Delaware may be made without such approval having first been obtained. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         5.3 COUNTERPARTS. This Merger Agreement may be executed in counterparts.

         5.4 LAW GOVERNING. This Merger Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

         5.5 SEVERABILITY. If any of the provisions of this Merger Agreement are determined to be void or unenforceable, such provision shall be severed from this agreement without affecting the validity and enforceability of any of the other provisions hereof.

                                      * * *


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         IN WITNESS WHEREOF, the parties have duly executed this Merger
Agreement as of the date first written above.

MONOLITHIC SYSTEM TECHNOLOGY, INC.,             MONOLITHIC SYSTEM TECHNOLOGY,
A CALIFORNIA CORPORATION                        INC., A DELAWARE CORPORATION


-----------------------------------             -----------------------------
By: Fu-Chieh Hsu                                By: Fu-Chieh Hsu
Title: President                                Title: President



-----------------------------------             -----------------------------
By:                                             By:
   --------------------------------                --------------------------
Title: Secretary                                Title:  Secretary


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                       MONOLITHIC SYSTEM TECHNOLOGY, INC.,
                            A CALIFORNIA CORPORATION

                   CERTIFICATE OF APPROVAL OF MERGER AGREEMENT


         Fu-Chieh Hsu and Wing-Yu Leung certify that:

         1. They are the president and secretary, respectively of Monolithic System Technology, Inc., a California corporation.

         2. The Merger Agreement in the form attached as EXHIBIT A was duly approved by the board of directors and the shareholders of the corporation.

         3. The following classes of shares are issued and outstanding and entitled to vote: 9,839,035 shares of Common Stock and 6,582,472 shares of Preferred Stock. The approval of more than 50% of the shares of each class is required to approve the Merger Agreement.

         4. The principal terms of the Merger Agreement in the form attached were approved by a vote of a number of shares of each class which exceeded the vote required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


         Date:               , 2000               ----------------------------
               --------- ----                     Fu-Chieh Hsu, President

         Date:               , 2000               ----------------------------
               --------- ----                     Wing-Yu Leung, Secretary


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                       MONOLITHIC SYSTEM TECHNOLOGY, INC.,
                             A DELAWARE CORPORATION

                   CERTIFICATE OF APPROVAL OF MERGER AGREEMENT


         Fu-Chieh Hsu and Wing-Yu Leung certify that:

         1. They are the president and secretary, respectively of Monolithic System Technology, Inc., a Delaware corporation.

         2. The Merger Agreement in the form attached as EXHIBIT A was duly approved by the board of directors and the sole stockholder of the corporation.

         3. The following classes of shares are issued and outstanding and entitled to vote: 100 shares of Common Stock. The approval of more than 50% of the shares of such class is required to approve the Merger Agreement.

         4. The principal terms of the Merger Agreement in the form attached were approved by a vote of a number of shares of each class which exceeded the vote required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


         Date:               , 2000               ---------------------------
               --------- ----                     Fu-Chieh Hsu, President

         Date:               , 2000               ---------------------------
               --------- ----                     Wing-Yu Leung, Secretary


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